Exhibit 99.4

                       MAIL.COM INVESTOR RIGHTS AGREEMENT

      MAIL.COM INVESTOR RIGHTS AGREEMENT, dated as of the 14th day of July, 1999, by and among 3CUBE, Inc., a Delaware corporation, doing business at 577 Airport Boulevard, Suite 180, Burlingame, CA 94010 (formerly known as B.A.K. Jina International, Inc., doing business as Technology Workshop, and hereinafter referred to as the "Purchaser"), and and Mail.com, Inc., a Delaware corporation, doing business at 11 Broadway, Suite 660, New York, NY 10004 (the "Company"). The Company and the Purchaser are collectively referred to as the "Parties."

                              W I T N E S S E T H:

      WHEREAS, the Company and the Purchaser are parties to a certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"); and

      WHEREAS, in order to induce the Parties to enter into the Stock Purchase Agreement, the Purchaser and the Company agree that this Agreement shall govern the rights of the Parties with respect to the subject matter set forth;

      NOW, THEREFORE, in consideration of the promises and mutual agreements hereinafter contained, the Parties do hereby agree as follows:

                                    ARTICLE I

                              DEFINITIONS AND TERMS

      Section 1.1. Definitions. The following terms, as used herein, shall have the following meanings:

      "Act" means the Securities Act of 1933.

      "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

      "Agreement" means this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

      "Company Stock" means any shares of any class of authorized capital stock in the Company.

      "Competitor" means any Person whose primary business is providing Internet services similar to those provided by the Company.

      "Incidental Registration" has the meaning set forth in Section 2.1.1. of this Agreement.

      "Indemnified Party" and "Indemnifying Party" has the meaning set forth in
Section 2.6.3. of this Agreement.

      "Party" has the meaning set forth in the preface to this Agreement.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Purchaser" has the meaning set forth in the preface to this Agreement.

      "Registrable Securities" means (i) the Class A Common Stock of the Company issued to the Purchaser pursuant to the Stock Purchase Agreement; (ii) any Class A Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the securities referenced in clause (i) above or this clause (ii); and (iii) any other shares of capital stock of the Company into or for which the securities referenced in clause (i) and (ii) may be converted into or exchanged pursuant to a recapitalization or reclassification of the Company's capital stock.

      "SEC" means the Securities and Exchange Commission.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (ii) purchase money liens securing rental payments under capital lease arrangements, and (iii) liens, charges, encumbrances, easements, rights-of-way, building and use restrictions, exceptions, reservations and limitations that do not in any material respect adversely detract from the value of the property subject thereto or materially impair the operation of the Company.

      "Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

      Section 1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

      Section 1.3. Other Definitional Provisions. The words "herein," "hereof," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and in such gender, as the sense and circumstances require.

                                   ARTICLE II

                      REGISTRATION RIGHTS OF THE PURCHASER

      The Company and the Purchaser covenant and agree as follows:


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

      Section 2.1. Registration 2.1.1. Incidental Registration. If at any time the Company proposes to register any Company Stock under the Act for its own account or for the account of any of its stockholders, in connection with an underwritten public offering of such Company Stock, on a form that would also permit registration of the Registrable Securities, the Company shall, each such time, give the Purchaser not less than 20 days written notice of such proposed registration (the "Purchaser Incidental Registration"). Upon the written request of the Purchaser, given within 20 days after receipt of any such notice from the Company, the Company shall, subject to Section 2.1.2., cause to be included in such registration all of the Registrable Securities the Purchaser requests be registered in such registration. There shall be no restriction with respect to the number of times the Purchaser may request such Purchaser Incidental Registration.

                  2.1.2. Pro Rata Incidental Registration of Company Stock. If the managing underwriter of any offering described in the first sentence of Section 2.1.1. determines that the number of shares proposed to be sold by the Company or by other stockholders of Company Stock is greater than the number of shares that the underwriter believes feasible to sell at the time, at the price and upon the terms approved by the Company, then the number of shares of Company Stock that the underwriter believes may be sold shall be allocated for inclusion in the registration statement in the following order of priority: (A) Company Stock sold for the account of any holders of the Company's securities if the registration was initiated by such holders pursuant to contractual demand registration rights and Company Stock sold for the account of Lycos, Inc. ("Lycos"), pursuant to contractual incidental registration rights that permit it to participate in such an offering on a pro rata basis with such holders, pro rata among such holders and Lycos according to the number of shares requested to be registered by such holders and Lycos; (B) Company Stock sold for the account of the Company; and (C) pro rata among any other holders of securities of the Company exercising contractual incidental registration rights (other than holders described in clause (A) above if pursuant to a demand right and other than Lycos as described in clause (A) above) and the Purchaser according to the number of shares requested to be registered by such other holders and the Purchaser; provided, however, that (1) as between the Company, on the one hand, and the Purchaser and other holders referred to in clause (C) above, on the other hand, at least 10% of the Purchaser's Registrable Securities and of such other holders' registrable securities requested to be included shall be included in such underwriting; and (2) the right of such other holders and the Purchaser to participate in the offering shall have priority over Class A Common Stock held by employees of the Company and Class B Common Stock held by employees of the Company. If the Purchaser disapproves of the terms of the underwriting (including the number of Registrable Securities to be included), it may elect to withdraw therefrom by written notice to the Company and the managing underwriter; provided, however, the election to withdraw occurs within 10 days after the Purchaser receives notice of the terms of the underwriting.

                  2.1.3. Termination of Registration Rights. After such time when the Purchaser becomes eligible to sell all of its Class A Common Shares under Rule 144 of


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

      the Act within any 3 month period without volume limitations or under Rule 144(k) thereof, the Purchaser shall not be entitled to exercise any right provided for in this Section 2.1 with respect to those shares eligible to be sold.

            Section 2.2. Obligations of the Company. Where required under
Section 2.1. to use its best efforts to effect the registration of any of the Registrable Securities, the Company shall, as expeditiously as reasonably possible,

                  2.2.1. Prepare and file with the SEC a registration statement with respect to such Shares and use its best efforts to cause such registration statement to become effective and, upon the request of the holders of Company Stock who initiated the request for such registration pursuant to contractual demand registration rights holding the minimum percentage of Company Stock necessary to obtain such registration under such rights, keep such registration statement effective for up to 120 days;

                  2.2.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration;

                  2.2.3. Furnish to the Purchaser such numbers of copies of such registration statement and prospectus, including any preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of any of its Registrable Securities;

                  2.2.4. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement; and

                  2.2.5. Otherwise comply with all applicable rules and regulations of the SEC.

      Section 2.3. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 that the Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Securities held by the Purchaser, and the intended method of disposition thereof as the Company or its appointed agents shall reasonably request and as shall be required in connection with the action to be taken by the Company.

      Section 2.4. Registration Expenses. In the case of any registration effected pursuant to Section 2, the Company shall bear all registration and qualification fees and expenses, and all costs and disbursements of counsel for the Company; provided, however, that the Purchaser shall bear the fees and costs of the Purchaser's own counsel and all underwriting discounts and commissions with respect to the Registrable Securities sold by it.


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

      Section 2.5. Selection of Underwriters. If a registration pursuant to
      Section 2.1.1. of this Agreement involves an underwritten offering, the Company shall have the right to select the investment bankers and managers to administer the offering. The Company shall not be required under
      Section 2.1.1. to register any of the Registrable Securities in such registration unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriter.

      Section 2.6. Indemnification. If any Registrable Securities are included in a registration statement pursuant to this Section 2, then,

                  2.6.1. To the extent permitted by law, the Company shall indemnify and hold harmless the Purchaser, agents for the Purchaser, any underwriter for the Purchaser, and each Person, if any, who controls such Person within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement, or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and will reimburse the Purchaser, the agents for the Purchaser, such underwriter, or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission based upon and in conformity with written information furnished to the Company by an instrument duly executed by the Purchaser or underwriter and stated to be specifically for use therein.

                  2.6.2. To the extent permitted by law, the Purchaser shall indemnify and hold harmless the Company, each of its directors, officers, controlling persons, agents, advisors, and any underwriter for the Company against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent, advisor or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in the registration statement or any amendments or supplements to the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplement thereto, in reliance upon and in conformity with written information furnished by the Purchaser duly executed and stated to be expressly for use therein, and the Purchaser will reimburse any

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

      legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, advisor or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Purchaser's liability under this
      Section 2.6.2. shall not exceed the amount of the gross proceeds of the offering of the Purchaser's Registrable Securities included therein.

                  2.6.3. Each party entitled to indemnification (the "Indemnified Party") shall give notice to the party required to provide indemnification ("Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; provided, further, that the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6., except to the extent that the failure results in an omission of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice; provided, further, that a refusal to permit the Indemnifying Party to conduct such defense by such counsel shall relieve such Indemnifying Party of its obligations under this
      Section 2.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

      Section 2.7. Reports Under the Securities Exchange Act of 1934. With a view toward making available to the Purchaser the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell its Registrable Securities to the public without registration, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its shares to the general public;

            (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934, as is necessary to enable the Purchaser to utilize Form S-3 for the sale of its shares, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its shares to the general public is declared effective;

            (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 from and after the time that the Company becomes subject to such reporting obligations; and


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

            (d) furnish to the Purchaser, so long as the Purchaser owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC which permits the selling of any such shares without registration or pursuant to such form.

      Section 2.8. Lock-Up Period. The Purchaser agrees that it shall not sell or otherwise transfer or dispose of any Registrable Securities until December 15, 1999; provided, however, that nothing contained herein shall prohibit any holder of Company Stock from transferring any Registrable Securities to a trust established for estate planning purposes or from transferring Registrable Securities to a subsidiary of Purchaser. In furtherance hereof, the Purchaser shall execute and deliver to the Company as of the date hereof the lockup letter submitted by Salomon Smith Barney on behalf of the underwriters in connection with the Company's initial public offering. Notwithstanding anything to the contrary set forth herein, the terms of this Section 2.8 may not be amended or modified, directly or indirectly, without the express written consent of the Purchaser if such amendment or modification detrimentally affects the Purchaser.

      Section 2.9. Transfer of Registration Rights. The registration rights of the Purchaser under this Section 2 may be assigned and transferred (i) by the Purchaser to any Affiliate of the Purchaser to whom any of the shares owned by the Purchaser are transferred, and (ii) by the Purchaser to any transferee who acquires at least 25,000 Registrable Securities (adjusted to reflect subsequent stock splits, combinations, stock dividends and recapitalizations); provided, however, that the Company is given written notice by the Purchaser at the time of such assignment and transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this
Section 2 are being assigned and transferred. For the purposes of this Section 2.9, a change in control of an Affiliate of the Purchaser holding shares entitling such Affiliate to the registration rights hereunder, such that such Affiliate is subsequent to such change of control no longer an Affiliate of the Purchaser, shall be deemed an attempted transfer of the registration rights hereunder and such former Affiliate of the Purchaser shall not be entitled to such registration rights. From and after each transfer of Registrable Securities in a manner that effects an assignment and transfer of registration rights hereunder, all rights under this Section 2 of the Purchaser shall be exercised by the holder of a majority in interest of the Registrable Securities.

      Section 2.10. Confidentiality. Any information obtained from the Company by the Purchaser, whether obtained in connection with the transactions contemplated by the Stock Purchase Agreement, or otherwise, shall be maintained confidential and not disclosed to any third party and used only for purposes of monitoring and administering the Purchaser's investment in the Company or the other transactions entered into in connection with the Stock Purchase Agreement; provided, the Purchaser's obligation under this Agreement to hold all information received from the Company shall not prohibit the Purchaser, as applicable, from


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disclosing such information (i) if such information is public, (ii) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with the Purchaser's investment in the Company, provided that such persons shall hold such information confidential, (iii) to any prospective purchaser of any shares of the Company owned by the Purchaser as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions of this Agreement and so long as such prospective purchaser is not a Competitor of the Company and does not hold shares of a Competitor of the Company (except that such prospective purchaser may hold shares of a Competitor of the Company if it is a passive investor with respect thereto (within the meaning of Rule 13d-1(c) promulgated under the Securities Exchange Act), (iv) to any of such Purchaser's Affiliates, provided that such Affiliates agree to hold such information confidential as provided herein, or (v) to a regulatory body, stock exchange or court having jurisdiction over the Purchaser or by court or administrative order or as otherwise required by applicable law or regulation or listing or trading agreement concerning the Purchaser, subject in each case to allowing the Company to seek a protective order with respect to disclosure of any such information.

                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including permitted transferees of any Registrable Securities); provided that the Purchaser's rights to sell, transfer or otherwise dispose of the Registrable Securities is subject to the restrictions contained in Section 2.8 and the Purchaser's rights to assign its registration rights hereunder are subject to the restrictions contained in Section 2.9. Nothing in this Agreement is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liability under or by reason of this Agreement, except as expressly provided in this Agreement.

      Section 3.2. Notices. All notices hereunder shall be in writing and be given by registered or certified mail, postage and registration fees prepaid, or by overnight delivery, and shall be deemed given when so mailed as follows:

                  If to the Purchaser, to it at:

                  3CUBE, Inc.
                  577 Airport Boulevard, Suite 180
                  Burlingame, CA 94010
                  Attention: Igor Neyman, President
                  Fax: 650-373-2525

                  With a copy to:

                  Heller Ehrman White &McAuliffe


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                  4250 Executive Square
                  7th Floor
                  La Jolla, California 92037-9103
                  Attention: Alan Jacobs, Esq.
                  Fax: 858-450-8499

                  If to the Company, to it at:

                  Mail.com, Inc.
                  11 Broadway, Suite 660
                  New York, NY 10004
                  Attention: Gary Millin, President
                  Fax:

                  With a copy to:

                  Mail.com, Inc.
                  11 Broadway, Suite 660
                  New York, NY 10004
                  Attention: David W. Ambrosia, Executive Vice
                  President and General Counsel
                  Fax:

The foregoing addresses may be changed by notices given in the manner set forth in this section.

      Section 3.3. Governing Law; Forum and Consent to Jurisdiction.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York without giving effect to the principles of the conflict of laws thereof.

      Section 3.4. Waivers; Amendments. The waiver by the undersigned of any of the provisions of this Agreement or the Stock Purchase Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, and any provision of this Agreement may be waived, only by a written amendment executed by (i) the Company and (ii) the Purchaser. Notwithstanding the foregoing, the Company will provide the Purchaser with written notice and sufficient information, sufficiently far in advance of a date a decision is required, to enable such Person to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.

      Section 3.5. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the construction and interpretation of this Agreement

      Section 3.6. Severability. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of such section. If any provision of this


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Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      Section 3.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. This Agreement may contain more than one counterpart of the signature page and may be executed by the affixing of the signatures of each of the Parties to one of these counterpart signature pages. All of the counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

      Section 3.8. Aggregation of Stock. All Registrable Securities, as the case may be, held or acquired by Affiliated entities shall be aggregated for the purpose of determining the availability of any rights under this Agreement.

      Section 3.9. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

      Section 3.10. Entire Agreement. This Agreement, the Stock Purchase Agreement (including the 3CUBE Disclosure Schedule, the Mail.com Disclosure Schedule and the Exhibits thereto), the 3Cube Investor Rights Agreement, the Internet Facsimile Messaging Agreement and the System Integration, Consulting and Continuing Support Agreement contain the entire agreement of the Parties with respect to the subject matters set forth herein or therein and supercede any prior written or oral agreements, undertakings or arrangements between the parties hereto, including without limitation that certain Commitment Letter and Term Sheet, dated May 14, 1999. The Parties are not bound by any oral statements that are made outside of this Agreement.


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

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                        3CUBE, INC.


                                        ----------------------------------------
                                        Name: Igor Neyman
                                        Title: President


                                        MAIL.COM, INC.


                                        ----------------------------------------
                                        Name:
                                        Title:


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